Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.,
a Delaware Corporation
as of January 31, 2017

Subsidiary Name	Jurisdiction of Incorporation
Autodesk Americas LLC	U.S.
ADSK Ireland Limited	Ireland
Autodesk (China) Software Research and Development Co., Ltd.	China
Autodesk (EMEA) Sàrl	Switzerland
Autodesk AB	Sweden
Autodesk ApS	Denmark
Autodesk Asia Pte. Ltd.	Singapore
Autodesk Australia Pty Ltd.	Australia
Autodesk B.V.	The Netherlands
Autodesk Canada Co.	Canada
Autodesk Colombia S.A.S.	Colombia
Autodesk DC B.V.	The Netherlands
Autodesk DC Limited	United Kingdom
Autodesk de Argentina S.A.	Argentina
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Development B.V.	The Netherlands
Autodesk Development S.à r.l.	Switzerland
Autodesk Direct Limited	United Kingdom
Autodesk do Brasil Ltda	Brazil
Autodesk ehf.	Iceland
Autodesk Far East Ltd.	Hong Kong
Autodesk France	France
Autodesk Ges.mbH	Austria
Autodesk GmbH	Germany
Autodesk Holdings LLP	United Kingdom
Autodesk Hungary Kft	Hungary
Autodesk India Private Limited	India
Autodesk International Holding Co.	U.S.
Autodesk Israel Ltd.	Israel
Autodesk Korea Ltd.	South Korea
Autodesk Limited	United Kingdom
Autodesk Limited	Saudi Arabia
Autodesk Ltd. Japan	Japan
Autodesk Netherlands Holdings, B.V.	Netherlands
Autodesk S.r.l.	Italy
Autodesk S.R.L.	Romania
Autodesk SA	Switzerland
Autodesk Software (China) Co., Ltd.	China
Autodesk Sp. z.o.o.	Poland
Autodesk Spol. S.R.O.	Czech Republic

Autodesk Strategies Ltd.	China
Autodesk Taiwan Limited	Taiwan
Autodesk UK Holdings Limited	United Kingdom
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey
Autodesk, S.A.	Spain
Beijing Delcam Integrated System Co. Ltd.	China
CadSoft Computer GmbH	Germany
Configure One, Inc.	U.S.
Configure One Europe Limited	United Kingdom
Configure One Holdings Limited	United Kingdom
Creative Market Labs, Inc.	U.S.
Crispin Systems Limited	United Kingdom
Delcam (Hong Kong)	China
Delcam (Malaysia) Sdn. Bhd.	Malaysia
Delcam Australia Pty Limited	Australia
Delcam Consulting and Technology Services Limited	India
Delcam Danmark ApS	Denmark
Delcam Engineering Services (Thailand) Co., Ltd.	Thailand
Delcam Indonesia	Indonesia
Delcam Limited	United Kingdom
Delcam Partmaker Limited	United Kingdom
Delcam Professional Services Limited	United Kingdom
Delcam Software (India) Private Limited	India
Delcam Ukraine	Ukraine
Delta Soft LLC	Russia
Graitec GmbH	Germany
Graitec SAS	France
Hanna Strategies Holdings, Inc.	U.S.
Limited Liability Company Autodesk (CIS)	Russia
Magestic Systems, Inc.	U.S.
Moldflow B.V.	The Netherlands
Moldflow International Pty Ltd.	Australia
Moldflow Pty Ltd.	Australia
Moldflow Singapore Pte Ltd	Singapore
netfabb GmbH	Germany
netfabb, Inc.	U.S.
SeeControl, Inc.	U.S.
SCI Topole	France
Shotgun Software Inc.	U.S.
Solid Angle, S.L.U.	Spain
Solid Angle Limited	United Kingdom
Within Technologies	United Kingdom

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